Registration File No. 333-222542

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVESTVIEW, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	87-0369205
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 South 400 West, Salt Lake City, UT 84101
Telephone 888-217-8720
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Ryan Smith, Chief Executive Officer
InvestView, Inc.
12 South 400 West, Salt Lake City, UT 84101
Telephone: 888-217-8720
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
Kevin C. Timken
Michael Best & Friedrich LLP
170 South Main Street, Suite 1000, Salt Lake City, UT 84101
Telephone: 385-695-6450

From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
	Amount to be		Offering Price per	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered(1)(2)		Share(2)(3)	Price	Registration Fee (5)

Common stock, $0.001 par value	20,000,000		$0.07	$1,400,000	$174.30
Common stock, $0.001 par value	75,702,075	(4)	$0.07	$5,299,145	$659.74
	95,702,075			$6,699,145	$834.04

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling stockholders, as defined in the accompanying prospectus.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of $0.067 per share for the issuer’s common stock on January 8, 2018, as reported on the OTCQB tier of the OTC Markets Group.
(4)	The shares of our common stock being registered hereunder are being registered for resale by YAII PN, Ltd., in accordance with the terms of our Standby Equity Distribution Agreement with YAII PN. The number of shares of stock registered hereunder represents: (a) 4,273,504 shares issued to YAII PN as a commitment fee; and (b) a good–faith estimate of the number of our shares of common stock issuable under that agreement. Should the number of shares being registered be an insufficient number to fully use the credit facility, we will not rely on Rule 416, but will file a new registration statement to cover the resale of such additional shares.
(5)	Fee previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

InvestView Inc. is filing this amendment no. 1 to its registration statement on Form S-1 (file no. 333-222542) solely to furnish Exhibit 101 in accordance with Rule 405 of Regulation S-T and to make conforming changes to the exhibit index and signature page. Exhibit 101 provides the consolidated financial statements and related notes from the Form S-1 formatted in XBRL (eXtensible Business Reporting Language).

Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, and Exhibit 101 filed herewith. The preliminary prospectus is unchanged and has therefore been omitted.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by the Registrant in connection with the offering (excluding underwriting discounts and commissions):

Nature of Expense	Amount(1)
SEC registration fee	$834
Transfer agent’s, and registrars’ fees and expenses	2,000
Accounting fees and expenses	10,000
Legal fees and expenses	15,000
Miscellaneous	2,166
Total	$30,000

_______________

(1) All amounts except SEC registration fee are estimates.

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statures and “Article VII—Indemnification of Officers, Directors, and Others” of the Registrant’s amended and restated articles of incorporation provide for indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act, and therefore, is unenforceable. See “Item 17. Undertakings.”

Item 15. Recent Sales of Unregistered Securities

On March 15 2015, we issued 5,000 shares as a bonus to an employee valued at $5,000.

In March 2015, we issued an aggregate of 40,835 shares of common stock for consulting services valued at $71,097.

During the year ended March 31, 2015, we sold an aggregate of 2,355,000 shares of common stock and warrants for net proceeds received of $2,105,000.

During the year ended March 31, 2015, we issued five-year warrants to purchase an aggregate of 3,053,958 shares of common stock, exercisable at $1.50 per share, and cancelled warrants to purchase 287,500 shares of common stock at $6.00 in connection with settlement or modification of debt.

During the year ended March 31, 2015, we granted warrants to purchase an aggregate of 2,105,000 s common stock at $1.50 per share, expiring five years from the date of issuance, in connection with the sale of our common stock.

In May 2015, we issued 25,000 shares of common stock for legal services valued at $26,250, which represents the value of the services received and did not differ materially from the value of the stock issued.

In July 2015, we issued an aggregate of 36,835 shares of common stock for consulting services valued at $25,785, which represents the value of the services received and did not differ materially from the value of the stock issued.

On July 10, 2015, we issued 36,864 shares of common stock in payment for marketing services including lead generation for our marketing campaigns.

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In August 2015, we issued 20,000 shares of common stock for consulting services valued at $6,200, which represents the value of the services received and did not differ materially from the value of the stock issued.

On September 25, 2015, we entered into a Securities Purchase Agreement with JMJ Financial and issued a 12% convertible note in the principal amount of $150,000 and closed the first tranche of $33,000 tranche, receiving net proceeds of $30,000, after payment of fees and original interest discount totaling $3,000. The convertible note is due on September 25, 2017, bears interest at the rate of 12% per annum after three months, and is convertible into common stock, at lender’s option, at a 60% discount to the lowest trading price of the common stock during the 25-trading-day period before conversion. On March 30, 2016, we issued 100,000 shares of common stock in settlement of $3,000 principal.

On November 13, 2015, we entered into a Securities Purchase Agreement with Crown Bridge Partners LLC, and issued a 5% convertible note in the principal amount of $35,000, receiving net proceeds of $31,000, after payment of fees of $4,000. The convertible note is due November 13, 2016, bears interest at the rate of 5% per annum, and is convertible into common stock, at lender’s option, at a 52% discount to the lowest trading price of the common stock during the 20-trading-day period before conversion.

On February 24, 2016, we issued an aggregate of $160,000 in convertible promissory notes, each bearing interest at 12% per annum and due on August 31, 2016. The promissory notes are convertible, at the holder’s option, at $0.10 per share at any time, the due date, or the time of a $5 million equity event, as defined.

In March 2016, we issued 250,000 shares of common stock for consulting services valued at $34,750, which represents the value of the services received and did not differ materially from the value of the stock issued.

In March 2016, we issued 100,000 shares of common stock in settlement of $3,000 of convertible notes payable.

During the year ended March 31, 2016, we issued detachable warrants granting the holder the right to acquire an aggregate of 320,000 shares of common stock at $0.50 per share, which expire two years from the date of issuance in connection with the issuance of convertible promissory notes.

In April 2016, we issued 250,000 shares of common stock in settlement of $5,250 convertible notes payable.

In April 2016, we issued an aggregate of 5,812,500 shares of common stock as officer compensation valued at $575,438.

In April 2016, we issued an aggregate of 300,000 shares of common stock as payment of director fees valued at $10,200.

In May 2016, we issued an aggregate of 450,000 shares of common stock for services valued at $14,400.

In May 2016, we issued 100,000 shares of common stock as payment of directors fees valued at $3,200.

In June 2016, we issued an aggregate of 1,700,000 shares of common stock in settlement of $3,500 convertible notes payable.

In November 2016, we issued 2,000,000 shares for consulting services valued at $10,000.

During the year ended March 31, 2017, we issued 10,670,840 shares of common stock in exchange for $157,500 in cash.

In March 2017, we issued 6,072,200 shares of common stock with a value of $39,210 for legal and consulting services, of which $27,346 was for current-year services and $173,647 was for services incurred in previous periods.

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In March 2017, we issued 21,069,580 and 400,000 shares of stock valued at $989,580 and $13,800 for compensation and director fees, respectively, of which $157,191 was for current-year services and $846,189 was for services incurred in previous periods.

In March 2017, we issued 72,709,924 shares of common stock in settlement of debt, wherein principal, accrued interest, and derivative liabilities were extinguished in the amounts of $1,983,686, $414,160, and $156,596, respectively.

In March 2017, we wrote off $250,000 worth of common stock subscription receivable to additional paid in capital during the year ended March 31, 2017 due to the amounts being uncollectible.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, pursuant to which the Wealth Generators’ members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. Following the contribution, the Wealth Generators members control the majority of our outstanding common stock and we effectively succeeded our operations to Wealth Generators, which is considered the accounting acquirer in this reverse-merger transaction. Wealth Generators is the surviving and continuing entity and the historical financials following the reverse merger transaction are those of Wealth Generators.

On April 26, 2017, we entered issued 3,000,000 shares of common stock to an accredited investor for $30,000.

On June 6, 2017, we entered into an Assignment and Assumption Agreement with Alpha Pro Asset Management Group, LLC, whereby we assigned debt of $482,588 payable by us to Alpha in consideration of 24,575,884 shares of our common stock. Market Trend Strategies, LLC subsequently replaced Alpha Pro Asset Management Group, LLC as the party to the Assumption Agreement.

On June 6, 2017, we entered into an Acquisition Agreement Market Trend Strategies, LLC, pursuant to which we sold certain nonessential assets pertaining to various education products in consideration of Market Trend’s assumption of $419,135 in debt payable by us.

During the three months ended June 30, 2017, we entered into Conversion Agreements with several accredited investors, pursuant to which they agreed to convert all amounts of debt accrued and payable to them by Wealth Generators into shares of our common stock. The Conversion Agreements resulted in the issuance of 210,000,000 shares of our common stock for an aggregate of $2,253,641 of accrued debt.

During the three months ended June 30, 2017, we entered an agreement with a licensor of various products for a term of 15 years pursuant to which the licensor agreed to waive its rights for future payments in exchange of 80,000,000 shares of our common stock, which may be increased by up to 40,000,000 shares of common stock if the products provide a return in excess of 2% on invested capital for three consecutive months.

On September 10, 2017, we converted debt of $50,000 held by one accredited investor into 5,000,000 shares of common stock at $0.01 per share.

On September 20, 2017, we issued 125,000 shares of common stock with a value of $7,500 in conjunction with a one-year consulting agreement.

Subsequent to September 30, 2017, we entered into 11 Subscription Agreements with 11 separate accredited investors, pursuant to which we received $1,722,275 for 172,227,500 shares of common stock. As of the date of this filing, 105,000,000 of those shares had not yet been issued.

On October 20, 2017, we entered into a Contribution and Exchange Agreement with HODO-mania, a Texas corporation. Under the terms of the agreement, we will issue $50,000 of our common stock to HODO-mania, calculated using the closing sales price on that date. The agreement also includes earn-out provisions that could result in the issuance of up to 200,000,000 shares of our common stock if certain milestones are met.

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On November 13, 2017, we entered into three material definitive agreements shown below:

•	Product Contribution Agreement with Priam Technologies, Inc., a Seychelles international business company, under which we granted to Priam 25,000,000 shares of our common stock, with earn-out provisions for an additional 150,000,000 shares.

•	Exclusive License Agreement with Binnacle Research Marketing, Inc., under which we granted to Binnacle 20,000,000 shares of our common stock, with earn-out provisions for another 20,000,000 shares.

•	Product Contribution Agreement with WestMyn Technology Services, Inc., a Delaware corporation, under which we issued 40,000,000 shares, with WestMyn to receive up to another 85,000,000 shares under certain earn-out provisions.

Although Priam, Binnacle, and WestMyn are affiliates of each other, they are not our affiliates, and these agreements were the result of arm’s-length negotiations with each of the entities.

Between November 2 and December 21, 2017, we raised $334,275 from six accredited investors who purchased an aggregate of 33,427,500 shares of common stock at $0.01 per share in a private placement.

On December 7, 2017, we issued 4,273,504 shares of common stock as a commitment fee to YAII PN, Ltd., a Cayman Islands entity, in connection with the Standby Equity Distribution Agreement (SEDA).

On December 8, 2017, we received $325,000 from the sale of 10,000,000 shares of common stock to D-Beta One EQ, Ltd., a Cayman Island exempt limited company, in connection with the Securities Purchase Agreement (SPA).

On December 14, 2017, we converted principal of $50,000 from a March 31, 2017 promissory note into 5,000,000 shares of common stock.

On December 21, 2017, we entered into two Subscription Agreements with two separate accredited investors pursuant to which we received $82,000 for 8,200,000 shares of common stock.

On December 27, 2017, we issued 8,333,333 shares, valued at $500,000, to a consultant for services from October 1, 2017, to September 30, 2019, per the terms of the Goodwill Ambassador Agreement dated October 1, 2017, with Henry Marsh, an executive consultant to our company.

The securities represented by each of the transactions described above were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Each of the investors is either an “accredited investor” as defined in Rule 501(a) of Regulation D or a sophisticated investor able to bear the risks of the investment. Each investor confirmed the foregoing and acknowledged that the securities must be acquired and held for investment. All certificates evidencing the shares of common stock on conversion of the notes, issuances under the restricted stock grants, or upon the exercise of the warrants will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number*	Title of Document	Location

Item 2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.01	Contribution Agreement between Investview, Inc., Wealth Generators, LLC, and the members of Wealth Generators, LLC dated March 31, 2017	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2017

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Exhibit Number*	Title of Document	Location

Item 3	Articles of Incorporation and Bylaws
3.01	Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.02	Articles of Amendments to the Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.03	Bylaws	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.04	Amendment to Articles of Incorporation or by-laws	Incorporated by reference to the Current Report on Form 8-K filed February 15, 2007

3.05	Certificate of Change filed pursuant to NRS 78.209	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012

3.06	Articles of Merger filed pursuant to NRS 92.A.200	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012

3.07	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to the Definitive Information Statement filed December 20, 2017

Item 4	Instruments Defining the Rights of Security Holders, including indentures
4.01	Common Stock Specimen	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018.

Item 5	Opinion re Legality
5.01	Opinion of Michael Best & Friedrich LLP	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018.

Item 10	Material Contracts

10.01	Form of Common Stock Purchase Warrant dated July 7, 2011	Incorporated by reference to the Current Report on Form 8-K filed July 13, 2011

10.02	Form of Common Stock Purchase Warrant – August 2012	Incorporated by reference to the Current Report on Form 8-K filed August 20, 2012

10.03	2012 Incentive Stock Plan**	Incorporated by reference to the Registration Statement on Form S-8 filed July 25, 2012

10.04	Form of Common Stock Purchase Warrant issued to Allied Global Ventures LLC	Incorporated by reference to the Current Report on Form 8-K filed October 8, 2013

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Exhibit Number*	Title of Document	Location

10.05	Form of Common Stock Purchase Warrant	Incorporated by reference to the Current Report on Form 8-K filed June 11, 2014

10.06	Form of Common Stock Purchase Warrant – September 30, 2014	Incorporated by reference to the Current Report on Form 8-K filed October 7, 2014

10.22	Form of Conversion Agreement dated June 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017

10.23	Agreement entered into with CTB Rise International Inc. dated June 7, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017

10.24	Founder Employment Agreement between InvestView, Inc. and Ryan Smith, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.25	Founder Employment Agreement between InvestView, Inc. and Annette Raynor, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.26	Founder Employment Agreement between InvestView, Inc. and Chad Miller, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.27	Founder Employment Agreement between InvestView, Inc. and Mario Romano, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.28	Founder Revenue Agreement among InvestView, Inc. and Chad Miller, Annette Raynor, Mario Romano, and Ryan Smith**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.29	Contribution and Exchange Agreement between InvestView, Inc. and HODO-mania, Inc., entered October 20, 2017	Incorporated by reference to the Current Report on Form 8-K filed October 27, 2017

10.30	Product Contribution Agreement between InvestView, Inc. and Priam Technologies, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

10.31	Exclusive License Agreement between InvestView, Inc. and Binnacle Research Marketing, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

10.32	Product Contribution Agreement between InvestView, Inc. and WestMyn Technology Services, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

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Exhibit Number*	Title of Document	Location

10.33	Securities Purchase Agreement between InvestView, Inc. and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

10.34	Registration Rights Agreement between InvestView, Inc. and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

10.35	Standby Equity Distribution Agreement between InvestView, Inc. and YAII PN, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

Item 21	Subsidiaries of the Registrant
21.01	Schedule of Subsidiaries	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018.

Item 23	Consents of Experts and Counsel
23.01	Consent of Liggett & Webb P.A.	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018.

23.02	Consent of Haynie & Company	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018.

23.03	Consent of Michael Best & Friedrich LLP	Included in exhibit 5.01.

Item 24	Power of Attorney
24.01	Power of Attorney	See signature page to this filing.

Item 99	Miscellaneous
99.01	Audited Financial Statements of Wealth Generators, LLC for the years ended March 31, 2017 and 2016	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018.

Item 101	Interactive Data Files***
101.INS	XBRL Instance Document	This filing.

101.SCH	XBRL Taxonomy Extension Schema	This filing.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	This filing.

101.DEF	XBRL Taxonomy Extension Definition Linkbase	This filing.

101.LAB	XBRL Taxonomy Extension Label Linkbase	This filing.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	This filing.

 _______________________

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.
**	Identifies each management contract or compensatory plan or arrangement required to be filed as an exhibit, as required by Item 15(a)(3) of Form 10-K.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 19th day of January, 2018.

INVESTVIEW, INC.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ryan Smith as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1 (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Ryan Smith
Ryan Smith	Chief Executive Officer and Director	01/19/18

/s/ *
Annette Raynor	Chief Operating Officer and Director	01/19/18

/s/ *
Chad Miller	Director	01/19/18

/s/ *
William C. Kosoff	Acting Chief Financial Officer and Principal Accounting Officer

*by /s/ Ryan Smith
Ryan Smith		01/19/18
Attorney-in-Fact

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